                                                             Exhibit 23.1

                       [ARTHUR ANDERSEN LLP LETTERHEAD]


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the use of our report included in this Registration Statement and to the incorporation by reference in this Registration Statement of our report dated March 18, 1998 included in Finlay Enterprises, Inc.'s Annual Report on Form 10-K for the fiscal year ended January 31, 1998 and to all references to our Firm included in this Registration Statement.

                                              /s/ Arthur Andersen LLP
                                              -----------------------
                                                  Arthur Andersen LLP
New York, New York
April 15, 1998